UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                   May 8, 2006
                Date of Report (Date of earliest event reported)

                    KIWA BIO-TECH PRODUCTS GROUP CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                       000-33167                84-0448400
(State or other jurisdiction           (Commission            (I.R.S. Employer
      of incorporation)                File Number)          Identification No.)

       415 West Foothill Blvd, Suite 206, Claremont, California 91711-2766
       -------------------------------------------------------------------
                    (Address of principal executive offices)

                                 (909) 626-2358
                                 --------------
              (Registrant's telephone number, including area code)

                                       N/A
                                       ---
          (Former Name or Former Address, if changed since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01     Entry into Material Definitive Agreements.

On May 8, 2006 the Company entered into a Technology Transfer Agreement with Jinan Kelongboao Bio-Tech Co. Ltd. ("JKB"). Pursuant to the Agreement, JKB agrees to transfer its AF-01 Anti-viral Aerosol technology for veterinary medicines to the Company. The AF-01 technology, which can be used to deliver animal vaccines by aerosol spray, is recognized by a technological achievement appraisal certificate issued by the government of China. JKB agrees to facilitate transfer of the technology by providing consulting services to the Company and to cooperate in the development of an animal vaccine product for the market. Pursuant to the agreement the Company will pay JKB a transfer fee of Renminbi (RMB)10 million (approximately US$1.247 million), of which RMB 6 million will be paid in cash and RMB 4 million will be paid in stock. The cash portion will be paid in instalments, the first RMB 3 million instalment due May 23, 2006 and three other RMB 1 million instalments due upon the achievement of certain milestones, the last milestone being the issuance by the PRC Ministry of Agriculture of a new medicine certificate in respect of the technology. The RMB 4 million stock payment will be due 90 days after the AF-01 technology is approved by the appropriate PRC department for use as a livestock disinfector for preventing bird flu. The original agreement is in Mandarin. An English translation of the agreement is included as an exhibit to this report.

On May 10, 2006 the Company entered into an Acquisition Framework Agreement with Beijing Huasheng Medicine Co. ("BSM"). The agreement expresses the mutual intent of the parties to enter into an acquisition transaction in which the Company will acquire 60% of the equity of BSM. In exchange for the 60% equity stake, the Company will contribute its recently acquired AF-01 Anti-viral Aerosol technology as well as a cash payment that is subject to negotiation but is expected by the Company to be approximately RMB 12 million (approximately US$1.487 million). The acquisition is subject to the parties entering into a definitive agreement relating to the transaction, obtaining requisite regulatory approvals, and to the Company's raising funds to pay the purchase price. It is anticipated that the closing of the transaction will occur in the third quarter of 2006. The original agreement is in Mandarin. An English translation of the agreement is included as an exhibit to this report.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

     Exhibit No.    Exhibit Title
     10.01          Technology Transfer Agreement between the Company and Jinan
                    Kelongboao Bio-Tech Co. Ltd., dated May 8, 2006
     10.02          Acquisition Framework Agreement between the Company and
                    Beijing Huasheng Medicine Co., dated May 10, 2006


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

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


/S/ LI WEI                          May 12, 2006, Chairman of Board of Directors
------------------                                and Chief Executive Officer
Wei Li


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